SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-140636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 2.02. RESULTS OF OPERATION OR FINANCIAL CONDITION

(a)
On July 26, 2007, the Company issued a press release, setting forth its earnings results for the quarterly period ended June 30, 2007 (a copy of which is attached as Exhibit 99.1 to this Current Report), and conducted a teleconference wherein the Company’s Chief Executive Officer and Chief Financial Officer gave an oral presentation of certain recent Company developments and the Company’s earnings for the second quarter of 2007.

An audio digital replay of the call will be available from July 26, 2007 12:00 p.m. Eastern Time, until August 2, 2007, 11:59 p.m. Eastern Time. The digital replay can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international), using pass code 55922592. A web archive will also be available during this time period at www.diomedinc.com.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release, dated July 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc.
(Registrant)

Date: July 26, 2007	By:	/s/ David B. Swank.
Name: James A. Wylie, Jr.
President and Chief Executive Officer

List of Exhibits:
99.1	Press Release, dated July 26, 2007